Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 10-K of CA, Inc., a Delaware corporation (the “Company”), for the fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), each of John A. Swainson, President and Chief Executive Officer of the Company, and Robert G. Cirabisi, Acting Chief Financial Officer, Senior Vice President and Corporate Controller of the Company, hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John A. Swainson
John A. Swainson
President and Chief Executive Officer
July 31, 2006

/s/ Robert G. Cirabisi
Robert G. Cirabisi
Acting Chief Financial Officer, Senior Vice President
and Corporate Controller
July 31, 2006

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

125